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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 2000


                            JDS UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-22874                    94-2579683
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                              163 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
          (Address of Principal Executive Offices, including Zip Code)


                                 (408) 434-1800
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Effective June 30, 2000, pursuant to that certain Agreement and Plan of Reorganization and Merger dated January 17, 2000, as amended (the "Merger Agreement"), by and among JDS Uniphase Corporation, a Delaware corporation ("Registrant"), Rainbow Acquisition, Inc., a Delaware corporation, and E-TEK Dynamics, Inc., a Delaware corporation ("E-TEK"), Registrant and E-TEK combined in a transaction in which each E-TEK stockholder received 2.2 shares of Registrant's common stock for each share of E-TEK held by such stockholder. Options to purchase shares of E-TEK common stock ("E-TEK Options") became options to purchase a number of shares of Registrant's common stock equal to 2.2 multiplied by the number of E-TEK shares of common stock subject to such E-TEK Options. A full description of the merger is contained in Registrant's proxy statement/prospectus dated May 31, 2000.

        As a result of the transaction, Registrant owns all of the voting securities of E-TEK. E-TEK is a leader in the design and manufacturing of high quality passive components and modules for fiber optic systems. E-TEK has built a portfolio of products that guide, route or amplify the light signals which transmit data within the network. Since January 17, 2000, the Registrant and E-TEK have been parties to an OEM Agreement, which terminated effective June 30, 2000.

        The assets acquired by Registrant pursuant to the transaction include all assets of E-TEK, which consist of, among other things, E-TEK's accounts receivable, inventory, fixed and tangible personal property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware, and spare parts), intangible personal property, contracts, and books and records. The assets acquired also include certain intellectual property used in E-TEK's business.

        In addition to the personal property assets acquired in the transaction, Registrant also acquired, through E-TEK, ownership of approximately 180,000 square feet in administrative, manufacturing, engineering, and research and development facilities in San Jose, California and five acres of land nearby, and leasehold interests in and to approximately 315,000 square feet of administrative, manufacturing, warehousing, and research and development facilities, in California, Ontario, Canada and Taipei, Taiwan.

        Registrant currently anticipates that substantially all of the assets acquired by Registrant will continue to be used by Registrant in conducting the business of E-TEK as conducted when the same was acquired by Registrant.

        The consideration paid by Registrant to E-TEK stockholders in connection with the acquisition consisted of approximately 150,000,000 newly issued registered shares of Registrant's common stock. In addition, Registrant incurred direct transaction costs and expenses estimated at $80 million. The consideration paid at the closing of the acquisition was determined through arms-length negotiations between Registrant and E-TEK, which negotiations took into account Registrant's and E-TEK's business, financial position, operating history, products, intellectual property and other factors relating to Registrant's and E-TEK's businesses. In addition, all E-TEK Options became options to


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purchase the number of shares of Registrant's common stock equal to 2.2 multiplied by the number of shares of E-TEK common stock subject to such E-TEK Options. The estimated purchase cost is approximately $17 billion.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            JDS UNIPHASE CORPORATION

                                            By: /s/ Michael C. Phillips
                                               ---------------------------------
                                               Michael C. Phillips
                                               Senior Vice President, Business
                                               Development and General Counsel


Dated: July __, 2000